As filed with the Securities and Exchange Commission on March 15, 2024

Registration Nos. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Brookfield Renewable Partners L.P.**

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable

(State or Other Jurisdiction of

Incorporation or Organization)

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

+1 (441) 294-3304

(Address and Telephone Number of

Registrant’s

Principal Executive Offices)

(I.R.S. Employer Identification Number)

Brookfield Power US Holding America Co.

200 Liberty Street, 14th Floor

New York, New York 10281

(646) 992-2440

(Name, Address and Telephone Number of

Agent for Service)

Brookfield BRP Holdings (Canada) Inc.**

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Suite 300, 181 Bay Street Toronto, Ontario, Canada M5J 2T3 416-363-9491	Brookfield Power US Holding America Co. 200 Liberty Street, 14th Floor New York, New York 10281 (646) 992-2440
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent for Service)

** See Table of Additional Registrants below.

Copies to:

Mile T. Kurta, Esq.

Christopher R. Bornhorst, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co- Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer ID Number	Address and Telephone Number of Principal Executive Offices	Name, Address and Telephone Number of Agent for Service
Brookfield Renewable Energy L.P.	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3304	Brookfield Power US Holding America Co. 200 Liberty Street, 14th Floor New York, New York 10281 (646) 992-2440

BRP Bermuda Holdings I Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3304	Brookfield Power US Holding America Co. 200 Liberty Street, 14th Floor New York, New York 10281 (646) 992-2440

Brookfield BRP Europe Holdings (Bermuda) Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3304	Brookfield Power US Holding America Co. 200 Liberty Street, 14th Floor New York, New York 10281 (646) 992-2440

BEP Subco Inc.	Ontario, Canada	N/A	Suite 100, 181 Bay Street Toronto, Ontario, Canada M5J 2T3 416-363-9491	Brookfield Power US Holding America Co. 200 Liberty Street, 14th Floor New York, New York 10281-1023 (646) 992-2440

BROOKFIELD RENEWABLE PARTNERS L.P.

Limited Partnership Units

Preferred Limited Partnership Units

BROOKFIELD BRP HOLDINGS (CANADA) INC.

Debt Securities

Brookfield Renewable Partners L.P. (the “Partnership” or “BEP”) may, from time to time, issue and sell its limited partnership units (the “LP Units”) and preferred limited partnership units (“Preferred LP Units”), and certain selling unitholders may sell LP Units, in one or more offerings pursuant to this prospectus. The LP Units and the Preferred LP Units are collectively referred to in this prospectus as the “Units”.

Brookfield BRP Holdings (Canada) Inc. (“NA HoldCo”) may, from time to time, issue and sell senior or subordinated, as applicable, debt securities (the “Debt Securities”). The Units and the Debt Securities are collectively referred to in this prospectus as the “Securities”.

The Debt Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest and certain other amounts by the Partnership, and unless we inform you otherwise in a prospectus supplement, will be guaranteed by each of Brookfield Renewable Energy L.P. (“BRELP”), BRP Bermuda Holdings I Limited (“LATAM HoldCo”), Brookfield BRP Europe Holdings (Bermuda) Limited (“Euro HoldCo”) and BEP Subco Inc. (“Canada SubCo” and together with the Partnership, BRELP, LATAM HoldCo and Euro HoldCo, the “Guarantors”).

Each time the Securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you invest in the Securities.

The LP Units are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BEP” and the Toronto Stock Exchange (the “TSX”) under the symbol “BEP.UN”. We will provide information in the applicable prospectus supplement for the trading market, if any, for any other Securities we may offer.

An investment in the Securities involves a high degree of risk. See “Risk Factors” beginning on page 2.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is March 15, 2024.

i

You should rely only on the information contained, or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference.” We are not making an offer of these securities in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer these securities. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (the “Registration Statement”) that the Partnership, NA HoldCo and the other Guarantors filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may sell the Securities in one or more offerings. This prospectus provides you with a general description of the Securities. Each time we sell Securities, either separately or together, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the Registration Statement and the exhibits to thereto for further information with respect to us and the securities that may be offered hereunder.

Unless the context requires otherwise, when used in this prospectus, the terms “Brookfield Renewable,” “we,” “us” and “our” refer to the Partnership collectively with its subsidiary entities and operating entities, including NA HoldCo, BRELP, LATAM HoldCo, Euro HoldCo, Canada SubCo and Brookfield Renewable Corporation (“BEPC”).

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “$” or “US$” are to U.S. dollars, and all references to “C$” are to Canadian dollars.

WHERE YOU CAN FIND MORE INFORMATION

The Partnership is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and the Partnership will fulfill its obligations with respect to these requirements by filing or furnishing reports with the SEC. In addition, the Partnership is required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding the Partnership and other issuers that file electronically with the SEC.

In addition, you may read and copy any reports, statements or other information, other than confidential filings, that the Partnership files with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system. Our reports are also available on our website at https://bep.brookfield.com. The information on our website is not incorporated by reference into the Registration Statement and should not be considered a part of the Registration Statement or this prospectus, and the reference to our website in the Registration Statement and this prospectus is an inactive textual reference only.

As a foreign private issuer, the Partnership is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and its officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of Units. In addition, the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the Partnership intends to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. The Partnership also intends to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Partnership to “incorporate by reference” into this prospectus certain documents that the Partnership files with or furnishes to the SEC. This means that the Partnership can disclose important information to you by referring to those documents. Any reports filed by the Partnership with the SEC after the date of this prospectus and before the date that the offering of the Securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

1.

the Partnership’s annual report on Form 20-F for the fiscal year ended December 31, 2023, dated and filed on March  1, 2024, as amended by our annual report on Form 20-F/A for the year ended December 31, 2023, dated and filed on March 4, 2024 (the “Annual Report”), including the description of our LP Units in Exhibit 2.1 thereto and any amendment or report filed for purposes of updating such description; and

2.

the description of our Preferred LP Units which is contained in our registration statement on Form 8-A, filed with the SEC on February 24, 2020, including any amendment or report filed for the purpose of updating such description.

All annual reports filed by the Partnership with the SEC on Form 20-F and any Form 6-K filed or furnished by the Partnership that is identified in such form as being incorporated by reference into the Registration Statement, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. The Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Renewable Partners L.P.

Corporate Secretary

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

+1 (441) 294-3304

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTION REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements and information, within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements regarding the quality of our assets and the resiliency of the cash flow they will generate, our anticipated financial performance, future commissioning of assets, contracted portfolio, technology diversification, acquisition opportunities, expected completion of acquisitions and dispositions, future energy prices and demand for electricity, economic recovery, achieving long-term average generation, project development and capital expenditure costs, energy policies, economic growth, growth potential of the renewable asset class, our future growth prospects and distribution profile, our access to capital and future dividends and distributions made to holders of LP Units and holders of class A exchangeable subordinate voting shares of BEPC (the “Exchangeable Shares”). In some cases, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “scheduled”, “estimates”, “intends”, “anticipates”, “believes”, “potentially”, “tends”, “continue”, “attempts”, “likely”, “primarily”, “approximately”, “endeavors”, “pursues”, “strives”, “seeks”, “targets”, “believes”, or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable. Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information in this prospectus and the documents incorporated by reference herein are based upon reasonable assumptions and expectations, we cannot assure you that such expectations will prove to have been correct. You should not place undue reliance on forward-looking statements and information as such statements and information involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information.

The following summarizes some, but not all, of the risks incorporated by reference in this prospectus. Please carefully consider all of the information and risk factors discussed in this prospectus and the documents incorporated by reference for a more thorough description of these and other risks. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to, the following:

•	general economic conditions and risks relating to the economy, including unfavorable changes in interest rates, foreign exchange rates, inflation and volatility in the financial markets;

•	changes to resource availability, as a result of climate change or otherwise, at any of our renewable power facilities;

•	supply, demand, volatility and marketing in the energy markets;

•

our inability to re-negotiate or replace expiring contracts (including power purchase agreements, power guarantee agreements or similar long-term agreements, between a seller and a buyer of electrical power generation) on similar terms;

•	an increase in the amount of uncontracted generation in our renewable power portfolio or a change in the contract profile for future renewable power projects;

•	availability and access to interconnection facilities and transmission systems;

•	our ability to comply with, secure, replace or renew concessions, licenses, permits and other governmental approvals needed for our operating and development projects;

•	our real property rights for our facilities being adversely affected by the rights of lienholders and leaseholders that are superior to those granted to us;

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•	increases in the cost of operating our existing facilities and of developing new projects;

•	equipment failures and procurement challenges;

•	increased regulation of and third party opposition to our nuclear services business’s customers and operations;

•	failure of the nuclear power industry to expand;

•	insufficient indemnification for our nuclear services business;

•	our reliance on computerized business systems, which could expose us to cyber-attacks;

•	dam failures and the costs and potential liabilities associated with such failures;

•	uninsurable losses and higher insurance premiums;

•	energy marketing risks and our ability to manage commodity and financial risk;

•	the termination of, or a change to, the hydrological balancing pool administered by the government of Brazil;

•	involvement in litigation and other disputes, and governmental and regulatory investigations;

•	counterparties to our contracts not fulfilling their obligations;

•	the time and expense of enforcing contracts against non-performing counterparties and the uncertainty of success;

•	foreign laws or regulation to which we become subject as a result of future acquisitions in new markets;

•	our operations being affected by local communities;

•	newly developed technologies or new business lines in which we invest not performing as anticipated;

•	advances in technology that impair or eliminate the competitive advantage of our projects;

•	increases in water rental costs (or similar fees) or changes to the regulation of water supply;

•	labor disruptions and economically unfavorable collective bargaining agreements;

•	our inability to finance our operations and fund growth due to the status of the capital markets or our ability to complete capital recycling initiatives;

•	operating and financial restrictions imposed on us by our loan, debt and security agreements;

•	changes to our credit ratings;

•	the incurrence of debt at multiple levels within our organizational structure;

•	restrictions on our ability to engage in certain activities or make distributions due to our indebtedness;

•	adverse changes in currency exchange rates and our inability to effectively manage foreign currency exposure through our hedging strategy or otherwise;

•	our inability to identify sufficient investment opportunities and complete transactions;

•	political instability or changes in government policy negatively impacting our business or assets;

•	changes to our current business, including through future sustainable solutions investments;

•	the growth of our portfolio and our inability to realize the expected benefits of our transactions or acquisitions;

•	our inability to develop the projects in our development pipeline;

•

delays, cost overruns and other problems associated with the construction and operation of our facilities and risks associated with the arrangements we enter into with communities and joint venture partners;

•	we do not have control over all of our operations or investments, including certain investments made through joint ventures, partnerships, consortiums or structured arrangements;

•	some of our acquisitions may be of distressed companies, which may subject us to increased risks;

•	a decline in the value of our investments in securities, including publicly traded securities of other companies;

•	the separation of economic interest from control within our organizational structure;

•	our dependence on Brookfield Corporation (“BN”) and its subsidiaries other than Brookfield Renewable (together with BN, “Brookfield”) and Brookfield’s significant influence over us;

•

Brookfield’s election not to source acquisition opportunities for us and our lack of access to all renewable power acquisitions that Brookfield identifies, including by reason of conflicts of interest;

•	the departure of some or all of Brookfield’s key professionals;

•	Brookfield acting in a way that is not in our best interests or the best interests of our shareholders or our unitholders;

•

our inability to terminate the Fifth Amended and Restated Master Services Agreement, dated May 5, 2023, among Brookfield, BEP, BRELP, BEPC and others (the “Master Services Agreement”), and the limited liability of the service providers under the Master Services Agreement;

•	Brookfield’s relationship with Oaktree Capital Group, LLC and its affiliates;

•	changes in how Brookfield elects to hold its ownership interests in Brookfield Renewable;

•	changes in the amount of cash we can distribute to our unitholders;

•

future sales or issuances of our securities will result in dilution of existing holders and even the perception of such sales or issuances taking place could depress the trading price of the LP Units or Exchangeable Shares;

•	any changes in the market price of the LP Units and Exchangeable Shares;

•	the inability of unitholders to take part in the management of BEP;

•	limits on unitholders’ ability to obtain favorable judicial forum for disputes related to BEP or to enforce judgements against us;

•	our reliance on BRELP, BEPC and the Guarantors and their subsidiaries to provide funds to pay distributions;

•	changes in tax law and practice;

•	changes to government policies and incentives relating to the renewable power and sustainable solutions industries;

•	adverse impacts of inflationary pressures;

•	changes in regulatory, political, economic and social conditions in the jurisdictions in which we operate;

•	health, safety, security and environmental risks;

•	force majeure events;

•	foreign currency risk associated with BEP’s distributions;

•	fraud, bribery, corruption, other illegal acts or inadequate or failed internal processes or systems and restrictions on foreign direct investment;

•	increased regulation of our operations;

•	we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•	changes in our credit ratings;

•	new regulatory initiatives related to sustainability and environmental, social and governance;

•	human rights impacts of our business activities;

•	being deemed an “investment company” under the Investment Company Act of 1940, as amended;

•	the effectiveness of our internal controls over financial reporting; and

•	other factors described in the Annual Report, including those set forth under Item 3.D “Risk Factors”, Item 4.B “Business Overview” and Item 5.A “Operating Results”.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. The forward-looking statements represent our views as of the date of this prospectus and the documents incorporated by reference herein and should not be relied upon as representing our views as of any date subsequent to the date of this prospectus. While we anticipate that subsequent events and developments may cause our views to change, we disclaim any obligation to update or revise any forward-looking statements or information, other than as required by applicable law. For further information on these known and unknown risks, please see “Risk Factors” in this prospectus and the risk factors included under Item 3.D “Risk Factors” in the Annual Report and other risks and factors that are described therein.

The risk factors included in this prospectus and in the documents incorporated by reference could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. We qualify any and all of our forward-looking statements and information by these risk factors. Please keep this cautionary note in mind as you read this prospectus and the documents incorporated by reference.

SUMMARY

The Offer and Expected Timetable

The Partnership may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of the Units. Further, selling unitholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of LP Units. The actual per Unit price of the Units that the Partnership will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below). NA HoldCo may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of the Debt Securities. The actual price of the Debt Securities that NA HoldCo will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

The LP Units are listed on the NYSE under the symbol “BEP” and the TSX under the symbol “BEP.UN”. We will provide information in the applicable prospectus supplement for the trading market, if any, for any Preferred LP Units or Debt Securities we may offer.

The Partnership

The Partnership is a Bermuda exempted limited partnership that was established on June 27, 2011 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda. The Partnership’s head and registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and the telephone number is +1 (441) 294-3304.

The Partnership operates one of the world’s largest publicly traded platforms for renewable power and sustainable solutions. The Partnership’s renewable power portfolio consists of hydroelectric, wind, utility-scale solar and distributed energy and storage facilities in North America, South America, Europe and Asia. The Partnership’ operating capacity totals almost 33,000 megawatts (“MW”) and its development pipeline stands at approximately 155,400 MW.

The Partnership holds an approximate 59% limited partnership interest in BRELP, a Bermuda exempted limited partnership registered under the Limited Partnership Act 1883 and the Exempted Partnerships Act 1992.

NA HoldCo and the Other Guarantors

NA HoldCo, LATAM HoldCo, Euro HoldCo and Canada SubCo are holding company subsidiaries of the Partnership that own operating subsidiaries of the Partnership.

BRELP is a Bermuda exempted limited partnership that was established on June 29, 2011 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda.

RISK FACTORS

An investment in the Securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the Annual Report, and the other information incorporated by reference in this prospectus, as updated by the Partnership’s subsequent filings with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. For more information see “Caution Regarding Forward-Looking Information,” “Where You Can Find More Information” and “Documents Incorporated by Reference.”

REASON FOR THE OFFER AND USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of the Securities for general corporate purposes. The actual application of proceeds from the sale of any particular offering of the Securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. We will not receive any proceeds from any sales of LP Units offered by a selling unitholder.

DESCRIPTION OF THE LP UNITS

The LP Units are non-voting limited partnership interests in the Partnership. The Partnership is authorized to issue an unlimited number of LP Units. As of December 31, 2023, there were 287,164,340 LP Units outstanding (or 481,652,279 LP Units assuming the exchange of all of the redeemable/exchangeable partnership units (the “RPUs”) of BRELP held by Brookfield and its related parties and 661,303,805 LP Units assuming the exchange of all of the outstanding RPUs and Exchangeable Shares). The RPUs are subject to a redemption-exchange mechanism pursuant to which LP Units may be issued in exchange for RPUs on a one for one basis. The LP Units are listed on the NYSE under the symbol “BEP” and on the TSX under the symbol “BEP.UN”.

For more detailed information on the LP Units and the limited partnership agreement of the Partnership, see “Item 10.B—Memorandum and Articles of Association—Description of our LP units, Preferred Units and the Amended and Restated Limited Partnership Agreement of BEP” in the Annual Report and the other information incorporated by reference in this prospectus, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference. Any material U.S. and Canadian federal income tax considerations related to the LP Units will be described in a prospectus supplement.

Withdrawal and Return of Capital Contributions

Holders of the LP Units are not entitled to the withdrawal or return of capital contributions in respect of LP Units, except to the extent, if any, that distributions are made to such holders pursuant to the limited partnership agreement or upon the liquidation of the Partnership as described in the Annual Report or as otherwise required by applicable law.

Priority

Except to the extent expressly provided in the limited partnership agreement, a holder of LP Units will not have priority over any other holder of the LP Units, either as to the return of capital contributions or as to profits, losses or distributions.

No Pre-emptive and Redemption Rights

Unless otherwise determined by Brookfield Renewable Partners Limited, the general partner of the Partnership (the “General Partner”), in its sole discretion, holders of LP Units will not be granted any pre-emptive or other similar right to acquire additional interests in the Partnership. In addition, holders of the LP Units do not have any right to have their LP Units redeemed by the Partnership.

No Management or Control

The Partnership’s limited partners, in their capacities as such, may not take part in the management or control of the activities and affairs of the Partnership and do not have any right or authority to act for or to bind the Partnership or to take part or interfere in the conduct or management of the Partnership. Limited partners are not entitled to vote on matters relating to the Partnership, although holders of the LP Units are entitled to consent to certain matters as described in the limited partnership agreement of the Partnership which may be effected only with the consent of the holders of the percentages of outstanding LP Units specified in the partnership agreement. Each LP Unit shall entitle the holder thereof to one vote for the purposes of any approvals of holders of LP Units.

Choice of Forum for Securities Act Claims

The Partnership’s limited partnership agreement provides that unless the Partnership consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This choice of forum provision will not apply to suits brought to enforce duties or liabilities created by the Exchange Act and could be found to be inapplicable or unenforceable if it is challenged in a legal proceeding or otherwise.

DESCRIPTION OF PREFERRED LIMITED PARTNERSHIP UNITS

The material terms of any class or series of Preferred LP Units that we offer, together with any material U.S. and Canadian federal income tax considerations relating to such Preferred LP Units, will be described in a prospectus supplement.

The Partnership’s limited partnership agreement authorizes it to establish one or more classes, or one or more series of any such classes of Preferred LP Units with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Preferred LP Units), as shall be fixed by the General Partner, in its sole discretion, including: (i) the right to share in our profits and losses or items thereof; (ii) the right to share in our distributions; (iii) rights upon the dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, we may or shall be required to redeem the Preferred LP Units (including sinking fund provisions); (v) whether such Preferred LP Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Preferred LP Unit will be issued, evidenced by certificates, and assigned or transferred; and (vii) the requirement, if any, of each holder of Preferred LP Units to consent to certain partnership matters.

As of December 31, 2023, the Partnership had outstanding 7,000,000 class A preferred units (series 7), 10,000,000 class A preferred units (series 13), 7,000,000 class A preferred units (series 15), 8,000,000 class A preferred units (series 17) and 6,000,000 class A preferred units (series 18).

The issuance of Preferred LP Units may have the effect of discouraging, delaying or preventing a change of control of the Partnership. The issuance of Preferred LP Units with voting and conversion rights may adversely affect the voting power of the holders of our LP Units.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the series of Debt Securities offered by a prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such prospectus supplement.

The Debt Securities will be issued under the indenture (the “Indenture”), dated as of April 15, 2021, by and among NA HoldCo, as the issuer (the “Issuer”), the Partnership, and the additional guarantors from time to time party thereto (collectively, and together with the Partnership, for purposes of this “Description of Debt Securities” and as used in the Indenture, the “Guarantors”), and Computershare Trust Company, N.A., as trustee (the “Trustee”). The Partnership will fully and unconditionally guarantee the Debt Securities as a Guarantor under the Indenture. Unless we inform you otherwise in a prospectus supplement, the Guarantors for offerings of Debt Securities hereunder will also include each of BRELP, LATAM HoldCo, Euro HoldCo and Canada SubCo. The Debt Securities may be issued under one or more indentures supplemental to the Indenture as we and the applicable Trustee(s) may enter into in the future. Any such supplemental indentures under which any Debt Securities are issued will be specified in the applicable prospectus supplement.

The Indenture is subject to the U.S. Trust Indenture Act of 1939. The Indenture has been filed with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement. The Indenture is also available on the Partnership’s SEDAR+ profile at www.sedarplus.ca.

The following statements with respect to the Indenture and the Debt Securities to be issued thereunder are brief summaries of certain provisions of the Indenture and do not purport to be complete; such statements are subject to the detailed referenced provisions of the Indenture, including the definition of capitalized terms used under this caption. Wherever a particular section or defined term of the Indenture is referred to, the statement is qualified in its entirety by such section or term. References to the “Issuer” refer to NA HoldCo as issuer under the Indenture.

General

The Indenture does not limit the aggregate principal amount of Debt Securities (which may include debentures, notes and other evidences of indebtedness) which may be issued thereunder, and Debt Securities may be issued under the Indenture from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Special Canadian and United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the prospectus supplement relating thereto. Unless otherwise indicated in the applicable prospectus supplement, the Indenture permits the Issuer to increase the principal amount of any series of Debt Securities previously issued by it and to issue such increased principal amount.

All Debt Securities to be offered hereunder will be fully and unconditionally guaranteed by the Partnership, and may also be guaranteed by BRELP, LATAM HoldCo, Euro HoldCo and Canada SubCo, together with additional Guarantors that may be added in the future, in each case subject to customary release provisions applicable to BRELP, LATAM HoldCo, Euro HoldCo, Canada SubCo, and any such other Guarantors.

The applicable prospectus supplement will set forth the following terms relating to the particular offered Debt Securities: (1) the specific designation of the offered Debt Securities; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the date or dates, if any, on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity; (4) the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the regular record dates for any interest payable on the offered Debt Securities which are in registered form (“Registered Debt Securities”); (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Issuer or otherwise; (6) whether the offered Debt Securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the offered Debt Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the offered Debt Securities will be issuable in the form of one or more registered global securities (“Registered Global Securities”) and, if so, the identity of the depositary for such Registered Global Securities; (8) the denominations in which any of the offered Debt Securities will be issuable if in other than denominations of $1,000 and any multiple thereof; (9) each office or agency where the principal of, and any premium and interest on, the offered Debt Securities will be payable and each office or agency where the offered Debt Securities may be presented for registration of transfer or exchange; (10) if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of, and any premium and interest on, the offered Debt Securities will or may be payable; (11) any applicable terms or conditions related to the addition of any co-obligor or additional Guarantor in respect of any or all series of Debt Securities; and (12) any other terms of the offered Debt Securities, including any applicable subordination provisions, exchange or conversion terms, covenants and additional Events of Default. Special Canadian and United States federal income tax considerations applicable to the offered Debt Securities, the amount of principal thereof and any premium and interest thereon will be described in the prospectus supplement relating thereto. Unless otherwise indicated in the applicable prospectus supplement, the Indenture will not afford the Holders the right to tender Debt Securities to the Issuer for repurchase, or provides for any increase in the rate or rates of interest per annum at which the Debt Securities will bear interest, in the event the Issuer or any Guarantor should become involved in a highly leveraged transaction or in the event of a change in control of the Issuer or any Guarantor.

Debt Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the prospectus supplement relating thereto.

The Debt Securities will be direct obligations of the Issuer and will be senior or subordinated, as applicable, indebtedness of the Issuer as described in the applicable prospectus supplement.

Each Guarantor’s guarantee of the Debt Securities will be unsecured senior or subordinated, as applicable, indebtedness of each such Guarantor as described in the applicable prospectus supplement.

Unless otherwise specified in a prospectus supplement, the Debt Securities and the guarantees thereof will be unsecured obligations. The Debt Securities and the guarantees by the Guarantors will be effectively subordinated to any secured indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing such indebtedness. The guarantees by the Guarantors of the Debt Securities will guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities issued by the Issuer, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise.

Form, Denomination, Exchange and Transfer

Unless otherwise indicated in the applicable prospectus supplement, Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. Debt Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the Indenture and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. The Issuer will appoint, as applicable, the Trustee as security registrar under the Indenture.

Payment

Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) will be made at the office or agency of the Trustee, in its capacity as paying agent, in New York, New York or Toronto, Ontario, except that, at the option of the Issuer, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the applicable security register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the applicable security register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest due on Registered Debt Securities will be made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the regular record date for such interest payment.

Registered Global Securities

The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be registered in the name of, and deposited with, one or more Depositaries or nominees, each of which will be identified in the prospectus supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the depositary for such Registered Global Security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Registered Global Security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of such persons having accounts with such depositary or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Debt Securities or by the Issuer if such Debt Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

So long as the depositary for a Registered Global Security or its nominee is the registered owner thereof, such depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.

Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a depositary or its nominee will be made to such depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Issuer or Trustee or any paying agent for Debt Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

No Registered Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the depositary for such Registered Global Security or a nominee thereof unless (A) such depositary (i) has notified the Issuer that it is unwilling or unable to continue as depositary for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the Trustee the Issuer order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the Indenture.

Events of Default

Unless otherwise indicated in any prospectus supplement, the Indenture provides that the following will constitute an event of default (the “Events of Default”) under the Indenture with respect to Debt Securities of any series issued by the Issuer: (a) failure to pay principal of, or any premium on, any Debt Security of that series when due at maturity; (b) failure to pay any interest on any Debt Securities of that series when due, which failure continues for 30 days; (c) failure of the Issuer and/or any Guarantor in respect of the Debt Securities of that series to perform, as applicable, any other covenant in the Indenture (other than a covenant included in such indentures solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the respective Trustee or the Holders of at least 25% in aggregate principal amount of outstanding securities of that series, as provided in the Indenture; (d) certain events of bankruptcy, insolvency or reorganization affecting the Issuer and the Partnership; and (e) any other Events of Default provided with respect to the Debt Securities of such series, as described in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership and the Issuer) with respect to the Debt Securities of any series at the time outstanding shall occur and be continuing either the applicable Trustee(s) or the Holders of at least 25% in aggregate principal amount of outstanding securities of that series by notice, as provided in the Indenture, may declare the principal amount of the Debt Securities of that series to be due and payable immediately. If an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer occurs with respect to the Debt Securities of any series at the time outstanding, the principal amount of all the Debt Securities of that series will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

The Indenture provides that the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the applicable Holders, unless such Holders shall have offered to such Trustee indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding securities of any series issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on such Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding securities of that series, in the case of an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership and the Issuer), or, in the case of any Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer occurs with respect to the Debt Securities of any series at the time outstanding, the Holders of not less than 25% in aggregate principal amount of all outstanding Debt Securities, have made a written request, and such Holder or Holders have offered reasonable indemnity, and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of, or of any premium or interest on, such Debt Security on or after the applicable due date specified in such Debt Security.

The Issuer will be required under the Indenture to furnish to the Trustee a quarterly statement by certain of its officers as to whether or not any of the Issuer and/or the Guarantor(s), as applicable, to the Issuer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Defeasance

The Indenture provides that, at the option of the Issuer, the Issuer will be discharged from any and all obligations in respect of any outstanding Debt Securities upon irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of or premium, if any, and, except in the case of any Debt Securities that do not provide for a fixed maturity date, each instalment of interest, if any, on such outstanding Debt Securities (“Defeasance”). Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Defeasance. The Issuer may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance (as defined below) option described in the following paragraph if the Issuer meets the conditions precedent at the time the Issuer exercises the Defeasance option. Upon the completion of any Defeasance in respect of any securities, each Guarantor in respect of such series of Debt Securities shall be deemed to have been unconditionally and irrevocably released from all obligations under this Indenture in respect of such Debt Securities, without the need for any notice, document or action.

The Indenture provides that, at the option of the Issuer, unless and until the Issuer has exercised its Defeasance option described in the preceding paragraph, the Issuer may omit to comply with certain restrictive covenants and such omission shall not be deemed to be an Event of Default under the Indenture and the outstanding securities upon irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and premium, if any, and each instalment of interest, if any, on the outstanding securities of the Issuer (“Covenant Defeasance”). In the event the Issuer exercises its Covenant Defeasance option, (i) the obligations under the Indenture (other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above) shall remain in full force and effect and (ii) each Guarantor (other than the Partnership) in respect of such series of Debt Securities shall be released from all of its obligations under the Indenture. Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance.

Modification and Waiver

Modifications and amendments of an Indenture in respect of one or more series of Debt Securities may be made by the Partnership, the Issuer, the other applicable Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series affected by such modification(s) or amendment(s); provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby (a) change the stated maturity of the principal of, or any instalment of interest on, any outstanding Debt Security, (b) reduce the principal amount of (or the premium), or interest on, any outstanding Debt Security, (c) reduce the amount of the principal of any outstanding Debt Security payable upon the acceleration of the maturity thereof, (d) change the place or currency of payment of principal of (or the premium), or interest on, any outstanding Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding Debt Security, (f) reduce the above-stated percentage of outstanding Debt Securities necessary to modify or amend the Indenture, (g) reduce the percentage of aggregate principal amount of outstanding securities necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) modify any provisions of the Indenture relating to the modification and amendment or the waiver of past defaults or covenants or (i) release the Partnership from its guarantee under the Indenture.

The Indenture provides that the Issuer, the Partnership and the other Guarantors from time to time party thereto may modify and amend the Indenture in respect of one or more series of Debt Securities without the consent of any Holder of such Debt Securities for any of the following purposes: (a) to add limitations or restrictions to be observed upon the amount or issue of Debt Securities under the Indenture, provided that such limitations or restrictions shall not be materially adverse to the interests of Holders; (b) to evidence the succession of another person to the Issuer or any Guarantor, as applicable, and the assumption by any such successor of the covenants of the Issuer or any Guarantor, as applicable, under the Indenture and in respect of such Debt Securities; (c) to evidence the addition of a co-obligor or Guarantor in respect of any or all series of the Debt Securities under the Indenture, as may be permitted in accordance with the terms of such Debt Securities; (d) to add to the covenants of the Issuer or any Guarantor, as applicable, for the benefit of the Holders of any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power in the Indenture conferred upon the Issuer or any Guarantor, as applicable; (e) to add any additional Events of Default for the benefit of the Holders of all or any series of Debt Securities (and if such additional Events of Default are to be for the benefit of less than all series of Debt Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); (f) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Debt Security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (ii) shall become effective only when there is no such Debt Security outstanding; (g) to secure the Debt Securities pursuant to the requirements of any provision in the Indenture or any indenture supplemental thereto or otherwise; (h) to establish the form or terms of Debt Securities of any series as permitted under the Indenture and, if required, to provide for the appointment of any additional trustees and/or other agents; (i) to evidence and provide for the acceptance of appointment under such Indenture by a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions in such Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such Indenture; (j) to add to or change any of the provisions of such Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form; (k) to comply with any requirements of applicable Trust Indenture Laws, including without limitation in connection with qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act; (l) to make any other changes in the provisions of the Indenture which the Issuer may deem necessary or desirable provided that such amendment does not adversely impact the interests of Holders of Debt Securities of any series in any material adverse respect; or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder.

The Holders of a majority in aggregate principal amount of the outstanding securities of any series of Debt Securities, on behalf of all Holders of outstanding securities of such series, may waive compliance by the Issuer with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the outstanding securities of one or more series of Debt Securities issued under the Indenture, on behalf of all Holders of outstanding securities of such series, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected.

Consent to Jurisdiction and Service under Indenture

The Indenture provides that the Issuer and the Guarantors have irrevocably appointed Brookfield Power US Holding America Co., located at 200 Liberty Street, 14th Floor, New York, New York 10281, as their agent for service of process in any suit, action or proceeding arising out of or relating to the Indenture and the Debt Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Enforceability of Judgments

Since a substantial portion of the Issuer’s, the Partnership’s and any other Guarantors’ assets are or may be outside the United States, any judgment obtained in the United States against the Issuer, the Partnership and such Guarantors, including any judgment with respect to the payment of interest and principal on the Debt Securities or in respect of the guarantees of the Guarantors, may not be collectible within the United States.

Governing Law

The Indenture, Debt Securities and the rights, powers, duties or responsibility of the Trustee will be governed by the laws of the State of New York.

The Trustee

Computershare Trust Company, N.A. is the Trustee under the Indenture.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of each such term, as well as any other terms used herein for which no definition is provided.

“affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” having meanings correlative to the foregoing.

“Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests whether general or limited, of such Person.

“Government Obligation” means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the Debt Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act or in the Bank Act (Canada), as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Holder” means a Person in whose name a Security is registered in the applicable security register.

“Person” means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” of any Person means a corporation, partnership, limited partnership, trust or other entity 50% or more of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

“Trust Indenture Laws” means the Trust Indenture Act and regulations thereunder, together with any other applicable trust indenture laws, rules or regulations relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.

PLAN OF DISTRIBUTION

New Issues

The Partnership and/or NA HoldCo may sell Securities to or through underwriters or dealers. The distribution of Securities may be effected from time to time in one or more transactions at a negotiated fixed price or prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. In connection with the sale of Securities, underwriters may receive compensation from the Partnership or NA HoldCo or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions.

Each prospectus supplement relating to Securities will also set forth the terms of the offering of Securities, including the names of any underwriters or agents, the purchase price or prices of the offered Securities, the offering price, the proceeds to the Partnership or NA HoldCo from the sale of the offered Securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

Under agreements which may be entered into by the Partnership, NA HoldCo, and/or the other Guarantors, underwriters and dealers who participate in the distribution of Securities may be entitled to indemnification by the Partnership, NA HoldCo, and/or the other Guarantors against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters or dealers may be required to make in respect thereof. Those underwriters and dealers may be customers of, engage in transactions with, or perform services for, Brookfield Renewable in the ordinary course of business.

The Securities (other than a secondary offering as detailed below) will be a new issue of securities. Certain broker-dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities.

In connection with any underwritten offering of Securities, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Secondary Offerings

This prospectus may also, from time to time, relate to an underwritten offering by one or more selling unitholders of its or their LP Units. Selling unitholder(s) may sell all or a portion of the LP Units beneficially owned by them and offered from time to time directly or through one or more underwriters or dealers. Unless otherwise specified in a prospectus supplement, the selling unitholder(s) will be responsible for underwriting discounts or commissions or agent’s commissions. The selling unitholder(s) may sell its or their LP Units in one or more transactions at negotiated fixed prices, at prevailing market prices at the time of the sale, or at varying prices determined at the time of sale. These sales may be effected in transactions which may be structured as block trades or using any other method permitted pursuant to applicable laws, rules and regulations, as described in the applicable prospectus supplement.

Underwriters or dealers may receive commissions in the form of discounts, concessions or commissions from the selling unitholder(s). In connection with sales of its LP Units or otherwise, selling unitholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the LP Units in the course of hedging in positions they assume. The selling unitholder(s) may also sell its or their LP Units short and deliver LP Units covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling unitholder(s) may also loan or pledge the LP Units to broker-dealers that in turn may sell such LP Units.

SELLING UNITHOLDERS

Information about selling unitholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the Registration Statement, or in filings the Partnership makes with the SEC under the Exchange Act and incorporated by reference.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

The Partnership is formed under the laws of Bermuda. A substantial portion of the Partnership’s assets may be located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. However, it may be difficult for investors to effect service of process within Ontario or elsewhere in Canada or the United States upon those directors of the General Partner and experts who are not residents of Canada or the United States. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Partnership, the directors of the General Partner or the experts named in this prospectus since a substantial portion of the Partnership’s assets and the assets of such persons may be located outside of Canada and the United States.

The ability to effect service of process and the enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that NA HoldCo and Canada SubCo are incorporated under the laws of the Province of Ontario, that some or all of their officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that all or a substantial portion of the assets of NA HoldCo and Canada SubCo and such persons may be located outside the United States.

The Partnership and BRELP, together with LATAM HoldCo and Euro HoldCo (the “Bermuda Corporations”), have been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against the Partnership, the Bermuda Corporations, the directors of the General Partner, the directors of BRP Bermuda GP Limited (together, the “Bermuda Entities”) or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Bermuda Entities or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely recognize as a valid, final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the Canadian or U.S. court issuing the judgment had proper jurisdiction over the parties subject to such judgment and had jurisdiction to give the Canadian or U.S. judgment as a matter of Bermuda law; (ii) the Canadian or U.S. court issuing such judgment did not contravene the rules of natural justice of Bermuda; (iii) the Canadian or U.S. judgment was not obtained by fraud; and (iv) the enforcement of such judgment would not be contrary to the public policy of Bermuda (this is likely to be the case if, for example, there is a Bermuda judgment which conflicts with the judgment of the Canadian or U.S. court in respect of which the enforcement is sought or if the judgment creditor has unsettled judgment debts in Bermuda).

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Bermuda Entities’ Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Bermuda. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as, among other reasons, they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Bermuda Entities or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

Unless otherwise specified in any applicable prospectus supplement, certain legal matters in connection with the Securities offered under this prospectus will be passed upon by Torys LLP, Toronto, Canada and New York, New York, with respect to U.S. and Canadian legal matters, and by Appleby (Bermuda) Limited, with respect to Bermuda legal matters.

EXPERTS

The consolidated financial statements of the Partnership, incorporated in this prospectus by reference from the Partnership’s Annual Report on Form 20-F, as amended by Form 20-F/A, for the year ended December 31, 2023, and the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The offices of Ernst & Young LLP are located at Ernst & Young Tower, 100 Adelaide Street West, Toronto, ON M5H 0B3.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the Registration Statement, all of which will be paid by the Partnership.

SEC registration fees	$		*
NYSE supplemental listing fees		*	*
Trustee and transfer agent fees		*	*
Printing costs		*	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Miscellaneous		*	*

Total	$	*	*

*	We are registering an indeterminate amount of securities under the Registration Statement and in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

BROOKFIELD RENEWABLE PARTNERS L.P.

Limited Partnership Units

Preferred Limited Partnership Units

BROOKFIELD BRP HOLDINGS (CANADA) INC.

Debt Securities

PROSPECTUS

March 15, 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Partnership and BRELP

The sections of the Partnership’s Annual Report entitled “Item 6.A—Directors and Senior Management—Our Master Services Agreement”, “Item 6.A—Directors and Senior Management—Indemnification and Limitations on Liability”, “Item 10.B—Memorandum and Articles of Association—Description of our LP Units, Preferred Units and the Amended and Restated Limited Partnership Agreement of BEP—Indemnification; Limitations on Liability” and “Item 10.B—Memorandum and Articles of Association—Description of the Amended and Restated Limited Partnership Agreement of BRELP—Indemnification; Limitations on Liability” include disclosure relating to the indemnification of the Partnership’s and BRELP’s directors and officers and are incorporated by reference herein.

LATAM HoldCo and Euro HoldCo

The Companies Act 1981 (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. The Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The bye-laws of LATAM HoldCo and Euro HoldCo (the “Bermuda Corporations”) provide that every director and officer of each Bermuda Corporation shall be indemnified and held harmless out of the assets of the respective Bermuda Corporation against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defense costs incurred in defending any legal proceedings whether civil or criminal and expenses properly payable) incurred or suffered by such director or officer or by reason of any act done, conceived in or omitted in the conduct of such Bermuda Corporation’s business or in the discharge of his or her duties. Such right to indemnification shall extend to any director or officer acting in any office or trust in the reasonable belief that he or she has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election; provided always that such indemnity shall not extend to any matter which would render it void pursuant to the Companies Act.

The bye-laws of the Bermuda Corporations further provide that no director or officer shall be liable to the respective Bermuda Corporation for the acts, defaults or omissions of any other director or officer. Each shareholder and the respective Bermuda Corporation shall waive any claim or right of action he, she or it may have, whether individually or by right of such Bermuda Corporation, against any director or officer on account of any action taken by such director or officer or the failure of such director or officer to take action in the performance of his or her duties with or for such Bermuda Corporation; provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud of such director or officer or to recover any gain, personal profit or advantage to which such director or officer is not legally entitled. Pursuant to the bye-laws of the Bermuda Corporations, the Bermuda Corporations are permitted to pay the premiums for the purchase of insurance for any director or officer.

NA HoldCo and Canada SubCo

NA HoldCo and Canada SubCo are both corporations incorporated under the Business Corporations Act (Ontario) (the “OBCA”). Under the OBCA, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that his or her conduct was lawful. Any such individual is entitled to indemnification from a corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

NA HoldCo

The by-laws of NA HoldCo provide that no director or officer of NA HoldCo shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to NA HoldCo through the insufficiency or deficiency of title to any property acquired for or on behalf of NA HoldCo, or for the insufficiency or deficiency of any security in or upon which any of the moneys of NA HoldCo shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of NA HoldCo shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto, unless the same are occasioned by his or her own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the OBCA and the regulations thereunder or from liability for any breach thereof.

The by-laws of NA HoldCo further provide that, subject to the limitations contained in the OBCA, NA HoldCo shall indemnify a director or officer, a former director or officer, or a person who acts or acted at NA HoldCo’s request as a director or officer of a body corporate of which NA HoldCo is or what a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of NA HoldCo or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of NA HoldCo or such body corporate, if:

•	he acted honestly and in good faith with a view to the best interests of NA HoldCo; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Subject to the limitations contained in the OBCA, NA HoldCo may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board of directors of NA HoldCo may from time to time determine.

Canada SubCo

The by-laws of Canada SubCo provide that the corporation shall indemnify a director or officer, a former director or officer or another individual who acts or acted at Canada SubCo’s request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such individual to the extent permitted by the OBCA. Canada SubCo may purchase and maintain insurance for the benefit of any such individual to the extent permitted by the OBCA.

ITEM 9. EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description

4.1(1)	Certificate of Registration of Brookfield Renewable Energy Partners L.P. (now known as Brookfield Renewable Partners L.P.), dated June 29, 2011.

4.2(1)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P. (now known as Brookfield Renewable Partners L.P.), dated August 29, 2011.

4.3(1)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P. (now known as Brookfield Renewable Partners L.P.), dated December 21, 2011.

4.4(1)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P. (now known as Brookfield Renewable Partners L.P.), dated May 11, 2012.

4.5(2)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P. (now known as Brookfield Renewable Partners L.P.), dated May 4, 2016.

4.6(1)	Certificate of Deposit of Memorandum of Increase of Share Capital, dated November 23, 2011.

4.7(3)	Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 3, 2016.

4.8(4)	First Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 25, 2016.

4.9(5)	Second Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 14, 2017.

4.10(6)	Third Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated January 16, 2018.

4.11(7)	Fourth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 28, 2019.

4.12(8)	Fifth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated March 11, 2019.

4.13(10)	Sixth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 24, 2020.

4.14(11)	Seventh Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated July 28, 2020.

4.15(12)	Eighth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated April 14, 2022.

4.16(1)	Articles of Incorporation of Brookfield Renewable Partners Limited.

4.17(1)	Form 13 Amending the Registered Office of Brookfield Renewable Partners Limited.

4.18(9)	Bye-laws of Brookfield Renewable Partners Limited.

4.19(13)	Indenture dated April 15, 2021, by and among Brookfield Renewable Partners L.P., as guarantor, the other guarantors party thereto, Brookfield BRP Holdings (Canada) Inc., as issuer, and Computershare Trust Company, N.A., as trustee.

4.20*	Form of Note for debt securities of Brookfield BRP Holdings (Canada) Inc.

4.21*	Form of Preferred LP Unit Certificate.

5.1	Opinion of Appleby (Bermuda) Limited.

5.2	Opinion of Torys LLP.

Exhibit	Description

22.1(14)	List of Subsidiary Guarantors and Subsidiary Issuers of Guaranteed Securities.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.1).

23.3	Consent of Torys LLP (including in opinion filed as Exhibit 5.2).

24.1	Powers of Attorney (included in the signature pages hereto).

25.1	Statement of Eligibility on Form T-1 of Computershare Trust Company, N.A. with respect to the form of Trust Indenture among Brookfield BRP Holdings (Canada) Inc., as the issuer, Brookfield Renewable Partners L.P., as guarantor, and the other guarantors from time to time party thereto, and Computershare Trust Company, N.A., as trustee.

107	Filing Fee Table.

* To be filed by 6-K in connection with an offering hereunder.

(1)	Filed as an exhibit to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference.

(2)	Filed as an exhibit to Form 6-K on May 4, 2016, and incorporated herein by reference.

(3)	Filed as an exhibit to Form 6-K on May 6, 2016, and incorporated herein by reference.

(4)	Filed as an exhibit to Form 6-K on May 26, 2016, and incorporated herein by reference.

(5)	Filed as an exhibit to Form 6-K on February 14, 2017, and incorporated herein by reference.

(6)	Filed as an exhibit to Form 6-K on January 17, 2018, and incorporated herein by reference.

(7)	Filed as an exhibit to Form 6-K on February 28, 2019, and incorporated herein by reference.

(8)	Filed as an exhibit to Form 6-K on March 11, 2019, and incorporated herein by reference.

(9)	Filed as an exhibit to our 2015 Form 20-F as filed on February 26, 2016, and incorporated herein by reference.

(10)	Filed as an exhibit to Form 6-K on February 24, 2020, and incorporated herein by reference.

(11)	Filed as an exhibit to Form 6-K on July 29, 2020, and incorporated herein by reference.

(12)	Filed as an exhibit to Form 6-K on April 14, 2022, and incorporated herein by reference.

(13)	Filed as an exhibit to Form 6-K on April 16, 2021, and incorporated herein by reference.

(14)	Filed as Exhibit 17.1 to our 2023 Form 20-F as filed on March 1, 2024, and incorporated herein by reference.

ITEM 10. UNDERTAKINGS

(a)	Each of the undersigned Registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5)	That for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by each Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

(6)

That, for the purpose of determining liability of each Registrant under the Securities Act to any purchaser in the initial distribution of the securities: each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by each undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(7)

To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES OF BROOKFIELD RENEWABLE PARTNERS L.P.

Pursuant to the requirements of the Securities Act of 1933, Brookfield Renewable Partners L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on this 15th day of March, 2024.

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Connor Teskey, Wyatt Hartley, Jennifer Mazin, Gregory Morrison, Gregory McConnie, James Bodi, and Jane Sheere, acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of March, 2024.

Signature	Title

/s/ Connor Teskey Connor Teskey	Chief Executive Officer of its service provider, Brookfield Canada Renewable Manager LP (Principal Executive Officer)

/s/ Wyatt Hartley Wyatt Hartley	Chief Financial Officer of its service provider, Brookfield Canada Renewable Manager LP (Principal Financial and Accounting Officer)

/s/ Jeffrey Blidner Jeffrey Blidner	Chairman of the Board of Directors

/s/ Scott Cutler Scott Cutler	Director

/s/ Sarah Deasley Sarah Deasley	Director

/s/ Nancy Dorn Nancy Dorn	Director

Signature	Title

/s/ David Mann David Mann	Director

/s/ Lou Maroun Lou Maroun	Director

/s/ Stephen Westwell Stephen Westwell	Director

/s/ Patricia Zuccotti Patricia Zuccotti	Director

SIGNATURES OF BROOKFIELD BRP HOLDINGS (CANADA) INC.

Pursuant to the requirements of the Securities Act of 1933, Brookfield BRP Holdings (Canada) Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada, on this 15th day of March, 2024.

BROOKFIELD BRP HOLDINGS (CANADA) INC.

By:	/s/ Jennifer Mazin
Name: Jennifer Mazin
Title: General Counsel and Corporate Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Connor Teskey, Wyatt Hartley, and Jennifer Mazin, acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of March, 2024.

Signature	Title

/s/ Connor Teskey Connor Teskey	Chief Executive Officer (Principal Executive Officer)

/s/ Wyatt Hartley Wyatt Hartley	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Hugh Aird Hugh Aird	Director

/s/ Nancy Dorn Nancy Dorn	Director

/s/ David Mann David Mann	Director

SIGNATURES OF BROOKFIELD RENEWABLE ENERGY L.P.

Pursuant to the requirements of the Securities Act of 1933, Brookfield Renewable Energy L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on this 15th day of March, 2024.

BROOKFIELD RENEWABLE ENERGY L.P., by its general partner, BREP HOLDING L.P., by its general partner, BRP BERMUDA GP LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Connor Teskey, Wyatt Hartley, Jennifer Mazin, Gregory Morrison, Gregory McConnie, James Bodi, and Jane Sheere, acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of March, 2024.

Signature	Title

/s/ Connor Teskey Connor Teskey	Chief Executive Officer of its service provider, Brookfield Canada Renewable Manager LP (Principal Executive Officer)

/s/ Wyatt Hartley Wyatt Hartley	Chief Financial Officer of its service provider, Brookfield Canada Renewable Manager LP (Principal Financial and Accounting Officer)

/s/ Jeffrey Blidner Jeffrey Blidner	Director

/s/ Scott Cutler Scott Cutler	Director

/s/ Sarah Deasley Sarah Deasley	Director

/s/ Nancy Dorn Nancy Dorn	Director

Signature	Title

/s/ David Mann David Mann	Director

/s/ Lou Maroun Lou Maroun	Director

/s/ Stephen Westwell Stephen Westwell	Director

/s/ Patricia Zuccotti Patricia Zuccotti	Director

SIGNATURES OF BRP BERMUDA HOLDINGS I LIMITED

Pursuant to the requirements of the Securities Act of 1933, BRP Bermuda Holdings I Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on this 15th day of March, 2024.

BRP BERMUDA HOLDINGS I LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Connor Teskey, Wyatt Hartley, Jennifer Mazin, Gregory Morrison, Gregory McConnie, James Bodi, and Jane Sheere, acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of March, 2024.

Signature	Title

/s/ Connor Teskey Connor Teskey	Chief Executive Officer of its service provider, Brookfield Canada Renewable Manager LP (Principal Executive Officer)

/s/ Wyatt Hartley Wyatt Hartley	Chief Financial Officer of its service provider, Brookfield Canada Renewable Manager LP (Principal Financial and Accounting Officer)

/s/ Hugh Aird Hugh Aird	Director

/s/ Eleazar de Carvalho Filho Eleazar de Carvalho Filho	Director

/s/ Lou Maroun Lou Maroun	Director

SIGNATURES OF BROOKFIELD BRP EUROPE HOLDINGS (BERMUDA) LIMITED

Pursuant to the requirements of the Securities Act of 1933, Brookfield BRP Europe Holdings (Bermuda) Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on this 15th day of March, 2024.

BROOKFIELD BRP EUROPE HOLDINGS (BERMUDA) LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Connor Teskey, Wyatt Hartley, Jennifer Mazin, Gregory Morrison, Gregory McConnie, James Bodi, and Jane Sheere, acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of March, 2024.

Signature	Title

/s/ Connor Teskey Connor Teskey	Chief Executive Officer of its service provider, Brookfield Canada Renewable Manager LP (Principal Executive Officer)

/s/ Wyatt Hartley Wyatt Hartley	Chief Financial Officer of its service provider, Brookfield Canada Renewable Manager LP (Principal Financial and Accounting Officer)

/s/ Hugh Aird Hugh Aird	Director

/s/ Stephen Westwell Stephen Westwell	Director

/s/ Lou Maroun Lou Maroun	Director

SIGNATURES OF BEP SUBCO INC.

Pursuant to the requirements of the Securities Act of 1933, BEP Subco Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, on this 15th day of March, 2024.

BEP SUBCO INC.

By:	/s/ Jennifer Mazin
Name: Jennifer Mazin
Title: General Counsel and Corporate Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Connor Teskey, Wyatt Hartley, and Jennifer Mazin, acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of March, 2024.

Signature	Title

/s/ Connor Teskey Connor Teskey	Chief Executive Officer (Principal Executive Officer)

/s/ Wyatt Hartley Wyatt Hartley	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Julian Deschatelets Julian Deschatelets	Director

/s/ Jennifer Mazin Jennifer Mazin	Director

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited and BEP Subco Inc. in the United States, on this 15th day of March, 2024.

BROOKFIELD POWER US HOLDING AMERICA CO.

By:	/s/ William Fyfe
Name: William Fyfe
Title: Senior Vice President, General Counsel & Secretary